As filed with the Securities and Exchange Commission on October 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Warner Bros. Discovery, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	35-2333914
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Park Avenue South New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

WarnerMedia 401(k) Savings Plan

(Full Title of the Plan)

Gunnar Wiedenfels

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, New York 10003

(Name and Address of Agent for Service)

212-548-5555

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Warner Bros. Discovery, Inc., a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 6,287,915 additional shares of Series A common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) for issuance pursuant to the WarnerMedia 401(k) Savings Plan (as amended from time to time, the “Plan”).

In connection with the Plan, the Registrant previously filed with the Commission a registration statement on Form S-8 (Registration No. 333-264341) on April 15, 2022 (the “Prior Registration Statement”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

c) The description of the securities contained in the Registrant’s registration statement on Form 8-A filed under the Exchange Act on April 12, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Registrant hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this registration statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 8.	Exhibits.

Number	Description

4.1	Second Restated Certificate of Incorporation of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 3.1 of Warner Bros. Discovery, Inc.’s Current Report on Form 8-K filed on April 12, 2022 (File No. 001-34177).

4.2	Amended and Restated Bylaws of Warner Bros. Discovery, Inc. (incorporated by reference to Exhibit 3.2 of Warner Bros. Discovery, Inc.’s Current Report on Form 8-K filed on April 12, 2022 (File No. 001-34177)).

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Ernst & Young LLP.

*24	Powers of attorney (included on the signature pages of this registration statement)

*107	Filing fee table.

* Filed herewith

No original issue shares of Common Stock will be made available by the Registrant for acquisition by participants in the Plan. In accordance with Item 8(a) of Form S-8, therefore, no opinion as to the legality of the shares is included in this filing.

The Registrant hereby undertakes that it will submit the Plan to the Internal Revenue Service in a timely manner at the time or times permitted by the Internal Revenue Service, and will make all changes required by the Internal Revenue Service in order to continue to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of October, 2022.

WARNER BROS. DISCOVERY, INC.

By:	/s/ Gunnar Wiedenfels
Gunnar Wiedenfels Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Warner Bros. Discovery, Inc., hereby severally constitute and appoint David M. Zaslav, Savalle Sims, and Tara Smith and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Warner Bros. Discovery, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David M. Zaslav David M. Zaslav	President and Chief Executive Officer, and Director (Principal Executive Officer)	October 28, 2022

/s/ Gunnar Wiedenfels Gunnar Wiedenfels	Chief Financial Officer (Principal Financial Officer)	October 28, 2022

Signature	Title	Date

/s/ Lori C. Locke Lori C. Locke	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 28, 2022

/s/ Samuel A. Di Piazza Samuel A. Di Piazza	Chair of the Board and Director	October 28, 2022

/s/ Robert R. Bennett Robert R. Bennett	Director	October 28, 2022

/s/ Li Haslett Chen Li Haslett Chen	Director	October 28, 2022

/s/ Richard W. Fisher Richard W. Fisher	Director	October 28, 2022

/s/ Paul A. Gould Paul A. Gould	Director	October 28, 2022

/s/ Debra L. Lee Debra L. Lee	Director	October 28, 2022

/s/ John C. Malone John C. Malone	Director	October 28, 2022

/s/ Fazal Merchant Fazal Merchant	Director	October 28, 2022

/s/ Steven A. Miron Steven A. Miron	Director	October 28, 2022

/s/ Steven O. Newhouse Steven O. Newhouse	Director	October 28, 2022

/s/ Paula A. Price Paula A. Price	Director	October 28, 2022

/s/ Geoffrey Y. Yang Geoffrey Y. Yang	Director	October 28, 2022

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of October, 2022.

WarnerMedia 401(k) Savings Plan

By:	/s/ Adria Alpert Romm
Name: Adria Alpert Romm
Title: Chief Human Resources Officer